Exhibit 99.1

Contacts:
Maura Landry (Media)	Roger Sachs, CFA (Investors/Analysts)
mlandry@shiftcomm.com	sachsr@dnb.com
617.779.1829	973.921.5914

D&B Announces Leadership Changes to Drive Sustainable

Growth and Confirms 2011 Guidance

•	Richard H. Veldran is appointed Chief Financial Officer for D&B;

•	Emanuele A. Conti is appointed President, D&B International and continues as Chief Administrative Officer of D&B;

•	Byron C. Vielehr is appointed President, North America and retains leadership of our Strategic Technology Investment; and

•	Joshua L. Peirez is appointed President Global Product, Marketing and Innovation.

SHORT HILLS, N.J., May 26, 2011 (BUSINESS WIRE) — D&B (NYSE: DNB), the world’s leading source of commercial information and insight on businesses, today announced several leadership changes to officers who report to the CEO.

“To strengthen and streamline our operations, I am announcing important changes in my leadership team, which will become effective June 1, 2011” said Sara Mathew, D&B’s Chairman and CEO.

Richard H. Veldran is appointed Chief Financial Officer for D&B reporting to the CEO. Mr. Veldran, currently our Chief Strategy Officer, joined D&B in 2003 and held positions of progressively increasing responsibility, including CFO of North America, Treasurer, and Leader of Global Reengineering. Mr. Veldran replaces Anastasios G. (Tasos) Konidaris, who has made a decision to leave the organization to pursue other professional opportunities.

Emanuele A. Conti is appointed President, D&B International and continues as Chief Administrative Officer of D&B. Mr. Conti joined D&B in 2003 and has held positions of progressively increasing responsibility, including President of Europe, Leader of North America Small Business and Leader of Corporate Strategy. Mr. Conti will assume leadership of our International business, which includes Europe, Asia Pacific and Latin America, while maintaining leadership for Strategy and Human Resources.

Byron C. Vielehr is appointed President, North America and retains leadership of Strategic Technology Investment. Mr. Vielehr joined D&B in 2005 as Chief Information Officer, and his current role is President, Global Risk and Analytics. Mr. Vielehr will be responsible for driving growth in our North America business while implementing the capabilities related to our Strategic Technology Investment. Mr. Vielehr will replace George I. Stoeckert, who has made a decision to leave the organization to pursue other professional opportunities.

Joshua L. Peirez is appointed President, Global Product, Marketing and Innovation. Mr. Peirez joined D&B in 2010 as President Innovation and Chief Marketing Officer. Mr. Peirez will assume responsibility for Global Risk and Analytics while also retaining responsibilities for our Sales and Marketing Solutions (S&MS), Global Marketing, Innovation and Data.

“I want to thank Tasos and George for their many contributions to D&B and wish them continued success. Looking forward, I am confident that Rich, Emanuele, Byron and Josh have the experience and expertise to deliver our 2011 guidance and sustained growth in 2012 and beyond,” Sara Mathew concluded.

About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 170 years. D&B’s global commercial database contains more than 195 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

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D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

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D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

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D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

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As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

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D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

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D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

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D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

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The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B’s future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

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The profitability of our segments outside of North America depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/ or publication of information, particularly in emerging markets.

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D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

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D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

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D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statements.